Exhibit 2.1A

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2005 (this “Amendment”), is entered into by and among UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (“Buyer”), UCBH Merger Sub, Inc., a California corporation and a wholly owned subsidiary of Buyer (“Merger Sub”), and Pacifica Bancorp, Inc., a Washington corporation registered under the Bank Holding Company Act of 1956, as amended (the “Company”).

WHEREAS, Buyer, Merger Sub and the Company entered into an Agreement and Plan of Merger dated as of May 23, 2005 (the “Agreement”), providing for the merger of the Company with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”);

WHEREAS, it is contemplated that the business combination contemplated in the Agreement shall be immediately followed by a merger of Company’s banking subsidiary, Pacifica Bank (the “Bank”), with and into Buyer’s bank subsidiary, United Commercial Bank (“UCB”), as provided for in agreements in substantially the forms attached to the Agreement as Exhibits A and B; and

WHEREAS, the parties desire to amend the Agreement to provide certain clarifications as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Agreement.

ARTICLE II

AMENDMENTS

2.1 Amendments. The following provisions of the Agreement are hereby amended as follows:

(a) Section 2.1(b) of the Agreement is hereby amended to read in its entirety as follows:

(b) Buyer shall direct the Exchange Agent to mail on the Mailing Date to each holder of record of a certificate or certificates representing any such shares of Company Capital Stock (each, a “Certificate”): (i) a letter of transmittal to be completed, signed and returned to the Exchange Agent by each such holder, (ii) an Election Form to be completed, signed and returned to the Exchange Agent by each such holder,

(iii) appropriate and necessary documentation enabling such holder to establish, if applicable, an exemption from tax withholding in connection with payment of the Merger Consideration to each such holder, and (iv) instructions regarding the documentation described in clauses (i) through (iii) above for use in effecting the surrender of the Certificates. The instructions shall specify that (w) Election Forms, properly completed and duly executed, are required to be returned to the Exchange Agent by the Election Deadline, (x) the materials specified in clauses (i) and (iii) above, properly completed and duly executed, are required to be returned to the Exchange Agent, accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Capital Stock covered by the Election Form submitted by such holder, (y) delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and (z) upon surrendering a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to the provisions of Section 2.2), and the Certificate so surrendered shall forthwith be canceled.

(b) Section 2.2(a) of the Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

In accordance with Section 2.1(b), an election form (“Election Form”) and the other materials specified in Section 2.1(b)(i)-(iv), as well as other appropriate and customary transmittal materials, in such form as Buyer and the Company shall mutually agree shall be mailed no less than thirty-five (35) days prior to the anticipated Effective Time or on such other date as the Company and Buyer shall mutually agree (“Mailing Date”) to each holder of record of Company Capital Stock as of five (5) business days prior to the Mailing Date (“Election Form Record Date”).

(c) Section 2.2(b) of the Agreement is hereby amended to read in its entirety as follows:

(b) Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 p.m. California time on or before the thirtieth (30th) day following the Mailing Date, or such other time and date as Buyer and the Company may mutually agree (the “Election Deadline”). An Election Form shall be deemed properly completed only if an Election is indicated for each share of Company Capital Stock covered by such Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Company Capital Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly completed and made with respect to such shares on or before the Election Deadline, and, if such revoked Election Form was delivered to the Exchange Agent accompanied by Certificates represented by such Election Form, Buyer shall cause such Certificates to be promptly returned without charge to the person submitting the revoked

Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of Buyer and the Company required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither Buyer nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(d) Section 2.2(c)(v) of the Agreement is hereby amended to read in its entirety as follows:

(v) Notwithstanding any other provision of this Agreement (other than Section 2.2(c)(iv) hereof), all shares of Company Capital Stock which are outstanding immediately prior to the Effective Time and that constitute Dissenting Shares shall be deemed “Undesignated Shares”; provided, however, to the extent that the holders of such Dissenting Shares shall perfect their dissenters’ rights pursuant to Section 23B.13 et seq., the holders of the Dissenting Shares shall be entitled to receive payment of the fair market value of such Dissenting Shares in accordance with the provisions of Section 23B.13 et seq.

(e) In Subsections (f), (g) and (i) of Section 7.1 of the Agreement, the words, “Buyer Permit Application” are hereby deleted and replaced with the words, “DOC Application.”

(f) Section 8.2(g) of the Agreement is hereby amended to read in its entirety as follows:

(g) Dissenting Shares. Not more than seven percent (7%) of the shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

(g) Section (l) of Appendix I of the Agreement is hereby amended to read in its entirety as follows:

(l) “DOC Application” has the meaning given such term in Section 7.1(b) hereof.

(h) Section (dd) of Appendix I of the Agreement is hereby amended to read in its entirety as follows:

(dd) “Company Affiliate” has the meaning given such term in Section 7.1(l) hereof.

(i) Sections (p), (jj) and (yyy) of Appendix I of the Agreement are hereby deleted in their entirety.

(j) Section (eeee) of Appendix I of the Agreement is hereby amended to read in its entirety as follows:

(eeee) “Proxy Statement” has the meaning given such term in Section 7.1(e) hereof.

(k) Section (yyyy) of Appendix I of the Agreement is hereby amended to read in its entirety as follows:

(yyyy) “Undesignated Shares” means those shares deemed to be Undesignated Shares under Sections 2.2(a) and 2.2(c)(v) hereof.

(l) Section (zzzz) of Appendix I of the Agreement is hereby deleted in its entirety.

2.2 Forms of Agreement of Merger and California Certificates. The Agreement of Merger and California Certificates referred to in Section 1.3(b) of the Agreement shall be in substantially the forms attached hereto as Exhibit 1.3(b).

2.3 Ratification. The parties hereby ratify and confirm the terms of the Agreement, as amended by this Amendment. As amended hereby, the Agreement shall remain in full force and effect.

ARTICLE III

GENERAL PROVISIONS

3.1 Counterparts. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

3.2 Entire Agreement. This Amendment, together with the Agreement, as amended hereby, and all exhibits, schedules and other attachments thereto (including the documents and the instruments referred to herein and therein, including, without limitation, the Confidentiality Agreement), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, any provision of the Confidentiality Agreement or any other document or instrument referred to herein that conflicts with any provision of this Amendment or the Agreement shall be superseded by the provisions hereof.

3.3 Governing Law. The formation, construction, and performance of this Amendment, including the rights and duties of the parties hereunder, shall be construed, interpreted, governed, applied and enforced in accordance with the laws of the State of California applicable to agreements entered into and performed entirely in the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions. Each of the parties consents that all such service of process may be made by delivery of the summons and complaint by certified or registered mail, return receipt requested, or by messenger, directed to it at the address of its agent set forth herein, and that service so made shall be deemed to have been made as of the date of the receipt indicated in the certification, signed and returned postal receipt, or other proof of service applicable to the method of service employed.

3.4 Severability. Any term or provision of this Amendment that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

3.5 Fax Signatures. Any signature page hereto delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

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IN WITNESS WHEREOF, Buyer, Merger Sub and the Company have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

UCBH HOLDINGS, INC.

By:

Name:

Title:

UCBH MERGER SUB, INC.

By:

Name:

Title:

PACIFICA BANCORP, INC.

By:

Name:

Title:

By:

Name:

Title: